UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary proxy statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive proxy statement
☑      Definitive additional materials
☐      Soliciting material pursuant under Rule 14a-12
MLIG Variable Insurance Trust

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

MLIG Variable Insurance Trust
Form of Telephone Script:
Greeting:
Hello, is Mr./Ms. _______________ available please?
Hi Mr./Ms.____________, my name is_______________and I am calling on behalf of the MLIG Variable Insurance Trust on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders and haven’t received it back, so we’re calling to ask if you would like to provide voting instructions along with the recommendations of your board?
Voting Scripting:
For the record, would you please state your full name and mailing address?
Are you authorized to provide voting instructions on all shares?
Again, my name is _______________, a proxy voting specialist on behalf of the MLIG Variable Insurance Trust. Today’s date is _______________ and the time is _________ Eastern Time.
Mr./Ms. _______________, I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your MLIG Variable Insurance Trust accounts and will be sending you a written confirmation for each. Thank you very much for your participation and have a great day/evening.
If shareholder indicates that s/he has Not Received the proxy materials, either offer to review proposals or resend the materials to the client in accordance with his/her direction. I can resend the materials to you. Do you have an email address this can be sent to? (If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)
Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to provide voting instructions, one of which is to call us back at the toll free number listed in the material.
If shareholder is not interested in voting telephonically, please ask again and if still not interested, respond...

I am sorry for the inconvenience. Please be aware that as a contract owner, your vote is very important. Please fill out and return your voting instruction card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.
ANSWERING MACHINE MESSAGE:
Hello, my name is _______________ and I am a proxy voting specialist for the MLIG Variable Insurance Trust. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on December 5, 2008.
Your participation is very important. To vote over the telephone, call toll-free at 1-866-414-6349 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.
AUTOMATED ANSWERING MACHINE MESSAGE:
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the MLIG Variable Insurance Trust. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on December 5, 2008.
Your participation is very important. To vote over the telephone, call toll-free at 1-866-414-6349 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM — 9:00 PM and Saturday 10:00AM — 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.